Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statements (Form S-3 Nos. 333-204333, 333-196589, 333-191531, 333-188114, 333-165826, 333-160976, 333-155372, 333-106307, 033-64968, 333-15241 and 333-12867) of OXiGENE, Inc.,

2.	Registration Statement (Form S-8 Nos. 333-126636, 333-177628, 333-181810 and 333-190409) pertaining to the OXiGENE, Inc. 2005 Stock Plan, as amended,

3.	Registration Statement (Form S-8 No. 333-159585) pertaining to the OXiGENE, Inc. 2005 Stock Plan and the OXiGENE, Inc. 2009 Employee Stock Purchase Plan, and

4.	Registration Statement (Form S-8 No. 333-204500) pertaining to the OXiGENE, Inc. 2015 Equity Incentive Plan;

of our report dated March 25, 2016, with respect to the financial statements of OXiGENE, Inc., included in this Annual Report (Form 10-K) of OXiGENE, Inc. for the year ended December 31, 2015.

/s/ Ernst & Young LLP

Redwood City, California

March 25, 2016